Exhibit 10.1

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of June 30, 2008, by and between ISTA PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”) and SILICON VALLEY BANK (“Bank”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated on or about December 16, 2005, as may be amended from time to time, (the “Loan Agreement”). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Indebtedness.”

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents, together with all other documents securing repayment of the Indebtedness shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modification to Loan Agreement.

1.	Section 6.2(c) is hereby amended and restated in its entirety to read as follows:

(c) At any time Advances are outstanding, within twenty (20) days after the last day of each month, deliver to Bank a duly completed Borrowing Base Certificate signed by a Responsible Officer, with aged listings of accounts receivable and accounts payable (by invoice date).

2.	Section 6.6 is hereby amended and restated in its entirety to read as follows:

6.6 Financial Covenants. Borrower shall maintain, on a consolidated basis with respect to Borrower and its Subsidiaries a ratio (“Adjusted Quick Ratio”) of Quick Assets to Current Liabilities minus Deferred Revenue and minus the current portion of Subordinated Debt of at least 0.75 to 1.00 as of the last day of each month.

3.	A new definition of “Borrowing Base” is hereby added to Section 13.1 which shall read as follows:

“Borrowing Base” is (a) 80% of Eligible Accounts plus (b) the lesser of 25% of Net Cash or $2,500,000, as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

4.	A new definition of “Eligible Accounts” is hereby added to Section 13.1 which shall read as follows:

“Eligible Accounts” are Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3. Bank reserves the right at any time and from time to time after the Effective Date, to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Unless Bank agrees otherwise in writing, Eligible Accounts shall not include:

(a) Accounts for which the Account Debtor has not been invoiced;

(b) Accounts that the Account Debtor has not paid within ninety (90) days of invoice date;

(c) Accounts owing from an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

(d) Credit balances over ninety (90) days from invoice date;

(e) Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed forty-five percent (45%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

(f) Accounts owing from an Account Debtor which does not have its principal place of business in the United States;

(g) Accounts owing from an Account Debtor which is a federal, state or local government entity or any department, agency, or instrumentality thereof except for Accounts of the United States if Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

(h) Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise—sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrower in the ordinary course of its business;

(i) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, “bill and hold”, or other terms if Account Debtor’s payment may be conditional;

(j) Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

(k) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(l) Accounts owing from an Account Debtor with respect to which Borrower has received deferred revenue (but only to the extent of such deferred revenue);

(m) Accounts for which Bank in its good faith business judgment determines collection to be doubtful; and

(n) other Accounts Bank deems ineligible in the exercise of its good faith business judgment.

5.	A new definition of “Net Cash” is hereby added to Section 13.1 which shall read as follows:

“Net Cash” means unrestricted cash less the Obligations.

6.	The definition of “Revolving Line” in Section 13.1 is hereby amended and restated in its entirety to read as follows:

“Revolving Line” is an Advance or Advances in an aggregate amount outstanding at any time of up to the lesser of (a) $10,000,000 and (b) the Borrowing Base.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness.

7. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon the execution and delivery of this Modification Agreement and the receipt by Bank of a loan modification fee in the amount of Ten Thousand Dollars ($10,000).

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

ISTA PHARMACEUTICALS, INC.		SILICON VALLEY BANK

By:	/s/ Vicente Anido, Jr.	By:	/s/ Victor Le
Name:	Vicente Anido, Jr.	Name:	Victor Le
Title:	President and CEO	Title:	Relationship Manager

EXHIBIT F

BORROWING BASE CERTIFICATE

Borrower: Ista Pharmaceuticals, Inc.

Lender: Silicon Valley Bank

Commitment Amount: $10,000,000

ACCOUNTS RECEIVABLE

1. Total Accounts Receivable as of	$	_______________

2. Less Ineligible Accounts Receivable	$	_______________

3. TOTAL Eligible Accounts Receivable (#1 minus #2)	$	_______________

4. Eighty percent (80%) of Eligible Accounts Receivable	$	_______________

5. Unrestricted Cash and Cash Equivalents as of	$	_______________

6. Twenty-five percent (25%) Unrestricted Cash and Cash Equivalents	$	_______________

7. Maximum Loan Amount (#4 plus the lesser of (a) $2,500,000 million and (b) #6)	$	________________

8. Present balance owing on Line of Credit	$	_______________

9. LOAN AVAILABILITY (#7 minus #8)	$	_______________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:		BANK USE ONLY

By:		Received by:
	Authorized Signer		AUTHORIZED SIGNER
Date: